Exhibit 99.1

Twist Bioscience Reports Fiscal Second Quarter 2025 Financial Results

— Record revenue of $92.8M in 2QFY25; Increase of 23% over $75.3M in 2QFY24,

9th consecutive quarter of sequential growth —

— Gross margin of 49.6% in 2QFY25 versus 41.0% in 2QFY24; Improvement of 8.6 margin percentage points —

— Expect revenue in the range of $372 million to $379 million for full year fiscal 2025; expect gross margin over 50% for 4QFY25 —

— Spins out DNA Data Storage as Atlas Data Storage with $155M investment from ARCH Venture Partners, Deerfield Management, Bezos Expeditions, TAO Capital Partners, Earth Foundry, Rsquared VC, In-Q-Tel (IQT) and others —

—Expect to achieve adjusted EBITDA breakeven on accelerated timeline by end of fiscal 2026 —

SOUTH SAN FRANCISCO, Calif. -- (May 5, 2025) — Twist Bioscience Corporation (NASDAQ: TWST), a core mid-cap growth and value equity company in the life sciences segment of the health care sector, today reported financial results and business highlights for the second quarter of fiscal 2025 ended March 31, 2025. Separately, Twist announced the spin out of its DNA storage application as an independent company, Atlas Data Storage, with funding from leading strategic partners and investors.

“I’m extremely excited to announce the launch of Atlas Data Storage to advance the development of DNA data storage while allowing Twist to accelerate our journey toward profitability," said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. “By operating as two separate companies, we maintain sharp focus, with each organization dedicated to developing and commercializing disruptive products and services, while prioritizing exceptional customer engagement.”

Dr. Leproust continued, "Our announcement this morning complements our second quarter results as we reported our ninth consecutive quarter of sequential growth and record performance across revenue, gross margin and adjusted EBITDA. As we move through fiscal 2025, we’ll continue to lead with innovation, agility, and customer impact, as we focus on capturing market share and driving profitable growth."

See "Non-GAAP Information" below for a discussion of the non-GAAP measure adjusted EBITDA.

FISCAL 2025 SECOND QUARTER FINANCIAL RESULTS

•	Revenue: Total revenues for the second quarter of fiscal 2025 grew to $92.8 million compared to $75.3 million for the same period of fiscal 2024.

◦	SynBio revenue grew 21% to $36.0 million for the second quarter of fiscal 2025 compared to $29.8 million for the same period of fiscal 2024.

◦	NGS revenue grew 25% to $51.1 million for the second quarter of fiscal 2025 compared to $40.8 million for the same period of fiscal 2024.

◦	Biopharma revenue grew 21% to $5.7 million for the second quarter of fiscal 2025 compared to $4.7 million in the same period of fiscal 2024.

•	Cost of Revenues: Cost of revenues for the second quarter of fiscal 2025 was $46.8 million compared to $44.4 million for the same period of fiscal 2024.

•	Gross Margin: Gross margin for the second quarter of fiscal 2025 increased to 49.6% compared to 41.0% for the same period of fiscal 2024.

•	Research and Development Expenses: Research and development expenses for the second quarter of fiscal 2025 were $23.9 million compared to $24.1 million for the same period of fiscal 2024.

•	Selling, General and Administrative Expenses: Selling, general and administrative expenses for the second quarter of fiscal 2025 were $63.7 million, including an increase of $5.3 million in non-cash stock-based compensation. This compares to $55.6 million for the same period of fiscal 2024.

•	Net Loss: Net loss attributable to common stockholders for the second quarter of fiscal 2025 was $39.3 million, or $0.66 per share, compared to $45.5 million, or $0.79 per share, for the same period of fiscal 2024.

•	Adjusted EBITDA: Adjusted EBITDA for the second quarter of fiscal 2025 was $(14.8) million compared to $(26.8) million for the same period of fiscal 2024. See the table included in this release for a reconciliation between our adjusted EBITDA and net loss attributable to common stockholders, the most directly comparable GAAP financial measure.

•	Cash Position: As of March 31, 2025, the company had $257.1 million in cash, cash equivalents and short-term investments.

Recent Highlights:

•	Spun out its DNA data storage application as an independent company, Atlas Data Storage, with significant funding to advance DNA data storage through to commercial launch. Twist retains an ownership stake in Atlas, participates in the upside of DNA data storage through milestones and royalties on future commercial sales and technology advancements from DNA data storage applied to Twist’s foundational product groups.

•	Shipped products to approximately 2,431 customers in the second quarter of fiscal 2025, versus approximately 2,253 customers in the second quarter of fiscal 2024.

•	Shipped approximately 227,000 genes during the second quarter of fiscal 2025, compared with approximately 193,000 genes during the second quarter of fiscal 2024.

•	Entered into a collaboration with Curio Genomics to accelerate the adoption of NGS workflows in agrigenomics by offering Twist’s FlexPrep™ Ultra-High Throughput Library Preparation Kit with Curio’s bioinformatics software and data platform.

•	Announced expanded launch of the Twist High Throughput Unique Dual Index Adapter System to enable multiplexing and sample batching at scale.

Updated Fiscal 2025 Financial Guidance

The following statements are based on Twist’s current expectations for fiscal 2025, including the third quarter of fiscal 2025. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below.

For the full fiscal year 2025, Twist expects:

•	Total revenue to be in the range of $372 million to $379 million, unchanged from previous guidance, indicating growth of 19 to 21 percent year over year, including:

◦	SynBio revenue of $144 million to $147 million, growth of 17 to 19 percent

◦	NGS revenue of $205 million to $209 million, growth of 21 to 24 percent

◦	Biopharma revenue of $23 million, growth of 13 percent

•	Gross margin is projected to be approximately 49.5% for fiscal 2025 with quarterly sequential improvements, compared to previous guidance of 49.0% and 4QFY25 gross margin is projected to be over 50.0%

•	Adjusted EBITDA of approximately $(48.0) million to $(53.0) million for fiscal 2025, compared to previous guidance of $(55) million to $(60) million

For the third quarter, Twist expects:

•	Total revenue of approximately $94 million to $97 million, growth of 15 to 19 percent year over year

•	SynBio revenue of approximately $37 million to $39 million, growth of approximately 12 to 18 percent year over year

•	NGS revenue of approximately $51 million to $52 million, growth of 18 to 20 percent year over year

•	Biopharma revenue of approximately $6 million, growth of 18 percent year over year

•	Adjusted EBITDA of approximately $(13.0) million with sequential improvements through the remainder of fiscal 2025

Twist now expects to achieve adjusted EBITDA breakeven on an accelerated timeline by the end of fiscal 2026.

Non-GAAP Information

This release includes EBITDA and adjusted EBITDA, which are non-GAAP financial measures, for the periods presented. EBITDA is defined as net loss adjusted to exclude interest income, interest expense, income tax expense and depreciation and amortization. Adjusted EBITDA is defined as net loss adjusted to exclude interest income, interest expense, income tax expense, depreciation and amortization, other income/expense, net and stock-based compensation expense detailed in the reconciliation table below that we believe are not indicative of our ongoing results. These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Management believes that these non-GAAP financial measures, when considered together with our financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare our results from period to period and to our forward-looking guidance, and to identify operating trends in our business. However, non-GAAP information is not superior to financial measures calculated in accordance with GAAP, is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. A reconciliation table of the most comparable GAAP financial measure to the non-GAAP financial measure is included at the end of this press release.

A reconciliation of adjusted EBITDA for fiscal 2025 and the third quarter of fiscal 2025 and fiscal 2026 to a corresponding GAAP financial guidance measure is not available on a forward-looking basis because the Company does not provide guidance on GAAP net loss and is not able to present the various reconciling cash and non-cash items between GAAP net loss and adjusted EBITDA without unreasonable effort. In particular, stock-based compensation expense is impacted by the Company’s future hiring and retention needs, as well as the future fair market value of its common stock, all of which is difficult to predict and is subject to change. The actual amount of these expenses during fiscal 2025, the third quarter of fiscal 2025 and fiscal 2026 will have a significant impact on Twist’s future GAAP financial results.

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors at 8:00 a.m. Eastern Time today to discuss its financial results and provide an update on the company’s business. The conference call will be webcast live through the Investor Relations section under the “Company” tab at www.twistbioscience.com. Those parties interested in participating via telephone must register on the Company’s Investor Relations website or by clicking here. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. The webcast replay will be available for two weeks.

About Twist Bioscience Corporation

At Twist Bioscience, we work in service of customers who are changing the world for the better. In fields such as medicine, agriculture, industrial chemicals and defense, by using our synthetic DNA tools, our customers are developing ways to better lives and improve the sustainability of the planet. The faster our customers succeed, the better for all of us, and Twist Bioscience is uniquely positioned to help accelerate their efforts.

Our innovative silicon-based DNA Synthesis Platform provides precision at a scale that is otherwise unavailable to our customers. Our platform technologies overcome inefficiencies and enable cost-effective, rapid, precise, high-throughput synthesis, sequencing and therapeutics discovery, providing both the quality and quantity of the tools they need to most rapidly realize the opportunity ahead. For more information about our products and services, please visit www.twistbioscience.com.

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Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, projections under the heading “Updated Fiscal 2025 Financial Guidance” statements regarding future growth and expansion, revenue and gross margin growth, estimated annual revenues, ability and timing to achieve profitability, ability and timing to achieve adjusted EBITDA breakeven and ability to increase gross margin, the expected benefits of the spin-out, expectations relating to future contingent payments, expectations with respect to and Atlas Data Storage’s ability to accelerate the development of DNA data storage and Twist’s other expectations regarding its future operations plans and financial performance, introduction of new products, and newly announced partnerships. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the ability to attract new customers and retain and grow sales from existing customers; the ability of Twist to achieve sufficient revenue to achieve or maintain positive cash flow from operations or profitability in any given period; ability to obtain financing when necessary; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology that could make the products Twist is developing obsolete or non-competitive; ability to expand DNA synthesis manufacturing capacity; dependence on one supplier for a critical component; dependence on key personnel; additional regulations that could increase Twist's costs and delay commercialization efforts; changes in U.S. trade policies and other trade actions that could result in increased costs and supply chain disruptions; risks associated with the spin out of Atlas Data Storage; and the ability to maintain and enforce intellectual property protection. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist’s business in general, see Twist’s risk factors set forth in Twist’s Annual Report on Form 10-K for the year ended September 30, 2024 filed with the Securities and Exchange Commission (SEC) on November 18, 2024 and subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

For Investors:

Angela Bitting

SVP, Corporate Affairs

925-202-6211

abitting@twistbioscience.com

For Media:

Amanda Houlihan

Communications Manager

774-265-5334

ahoulihan@twistbioscience.com

Twist Bioscience Corporation

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
(In thousands, except per share data)	2025	2024	2025	2024
Revenues	$92,793	$75,302	$181,506	$146,800
Operating expenses:
Cost of revenues	$46,765	$44,420	$92,638	$86,955
Research and development	23,917	24,149	45,224	47,249
Selling, general and administrative	63,671	55,622	119,849	108,462
Total operating expenses	$134,353	$124,191	$257,711	$242,666
Loss from operations	$(41,560)	$(48,889)	$(76,205)	$(95,866)
Interest income	$2,801	$3,941	$6,041	$8,061
Interest expense	(143)	—	(166)	—
Other income (expense), net	(251)	(199)	(321)	(230)
Income tax expense	(175)	(345)	(271)	(465)
Net loss	$(39,328)	$(45,492)	$(70,922)	$(88,500)
Net loss per share, basic and diluted	$(0.66)	$(0.79)	$(1.19)	$(1.54)
Weighted average shares used in computing net loss per share, basic and diluted	59,649	57,779	59,403	57,637

Twist Bioscience Corporation

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands)

(In thousands)	March 31, 2025	September 30, 2024
Assets
Current assets:
Cash and cash equivalents	$210,437	$226,316
Short-term investments	46,710	50,083
Accounts receivable, net	49,949	34,903
Inventories	20,860	24,078
Prepaid expenses and other current assets	10,486	11,396
Total current assets	$338,442	$346,776
Property and equipment, net	97,143	102,520
Operating lease right-of-use assets	54,065	58,829
Other non-current assets	105,965	106,198
Total assets	$595,615	$614,323
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,063	$1,630
Accrued expenses	19,570	15,104
Accrued compensation	24,920	33,650
Current portion of operating lease liability	15,218	14,805
Other current liabilities	7,205	5,817
Total current liabilities	$74,976	$71,006
Operating lease liability, net of current portion	65,080	70,221
Liability related to the sale of future revenue	15,000	–
Other non-current liabilities	451	407
Total liabilities	$155,507	$141,634
Total stockholders’ equity	$440,108	$472,689
Total liabilities and stockholders’ equity	$595,615	$614,323

Twist Bioscience Corporation

Adjusted EBITDA

(Unaudited)

(in thousands)

The following table sets forth a reconciliation between our Adjusted EBITDA and net loss attributable to Twist Bioscience Corporation, the most directly comparable GAAP financial measure, for each of the periods presented:

	Three Months Ended March 31,		Six Months Ended March 31,
(In thousands)	2025	2024	2025	2024
GAAP net income	$(39,328)	$(45,492)	$(70,922)	$(88,500)
Add (Deduct) adjustments:
Interest income	(2,801)	(3,941)	(6,041)	(8,061)
Interest expense	143	—	166	—
Income tax expense	175	345	271	465
Depreciation and amortization	6,402	8,304	12,784	16,475
EBITDA	$(35,409)	$(40,784)	$(63,742)	$(79,621)
Add (Deduct) adjustments:
Other income/expense, net	251	199	321	230
Stock-based compensation expense	20,328	13,824	32,319	24,844
Adjusted EBITDA	$(14,830)	$(26,761)	$(31,102)	$(54,547)